UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Integral Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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INTEGRAL SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 13, 2005

TO THE STOCKHOLDERS OF INTEGRAL SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Integral Systems, Inc. (“the Company”) will be held at Patuxent Greens Country Club, located at 14415 Greensview Drive, Laurel, Maryland at 6:00 p.m. on Wednesday, April 13, 2005, for the following purposes:

1.	To elect five directors to serve for a term of one year or until their successors are duly elected and qualified;

2.	To approve the proposed Amended and Restated Integral Systems, Inc. 2002 Stock Option Plan;

3.	To consider and transact such other business as may properly and lawfully come before the Annual Meeting or any adjournment or postponement thereof.

All of the foregoing is more fully set forth in the Proxy Statement accompanying this Notice.

The Board of Directors of the Company has set the close of business on February 10, 2005 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of the stockholders as of the record date will be available for inspection by stockholders at the Company’s offices during normal business hours for a period of 10 days prior to the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. IF YOU CANNOT ATTEND THE ANNUAL MEETING, PLEASE TAKE THE TIME TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE WE HAVE PROVIDED. If you attend the Annual Meeting and decide that you want to vote in person, you may revoke your proxy.

By Order of the Board of Directors,

/s/ THOMAS L. GOUGH
March 8, 2005	Thomas L. Gough
Lanham, Maryland	President

INTEGRAL SYSTEMS, INC.

5000 Philadelphia Way

Lanham, Maryland 20706-4417

Annual Meeting of Stockholders

April 13, 2005

PROXY STATEMENT

Information Concerning Solicitation and Voting

General

The enclosed proxy is solicited on behalf of Integral Systems, Inc. (the “Company”), a Maryland Corporation, for the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held at 6:00 p.m. on Wednesday, April 13, 2005, at Patuxent Greens Country Club, located at 14415 Greensview Drive, Laurel, Maryland or any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

These proxy solicitation materials were mailed on or about March 7, 2005 to all stockholders entitled to vote at the meeting.

Record Date; Outstanding Shares

Only stockholders of record at the close of business on February 10, 2005 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company as of the Record Date consisted of 10,087,894 shares of common stock of the Company, par value $.01 per share (the “Common Stock”). For information regarding holders of more than 5% of the outstanding Common Stock, see “Security Ownership of Certain Beneficial Owners and Management.”

Revocability of Proxies

The enclosed proxy is revocable at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. If a stockholder who has executed and returned a proxy is present at the Annual Meeting and wishes to vote in person, he, she or it may elect to do so and thereby suspend the power of the proxy holders to vote his, her or its proxy.

Voting and Solicitation

Every stockholder of record on the Record Date is entitled, for each share of Common Stock held, to one vote on each proposal or item that comes before the meeting. All shares represented at the Annual Meeting by a proxy will be voted in accordance with the choices specified on the proxy. If no direction is given, proxies will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement. A Board of Directors consisting of five directors is to be elected at the Annual Meeting (Proposal 1). In the election of directors, a plurality of the votes cast at the Annual Meeting at which a quorum is present is sufficient to elect a director. Thus, each stockholder will be entitled to vote for five nominees and the five nominees with the greatest number of votes will be elected. Under Maryland law, there are no appraisal or dissenter’s rights with respect to any matter to be voted on at the Annual Meeting that is described herein.

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, telecopy or electronic mail.

Quorum; Abstentions; and Broker Non-Votes

The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. An abstaining vote and a broker “non-vote” (a broker non-vote with respect to shares occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item from the beneficial owner or other person entitled to vote such shares) are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares existsAbstentions and broker non-votes will not be treated as a vote cast and will not affect the outcome of such votes.

Stockholder Proposals

The Amended and Restated By-laws of the Company (the “Bylaws”) provide that, to be properly brought before the annual meeting, business must be (1) specified in the notice of the annual meeting (or any supplement thereto) given by the Company pursuant to the Bylaws, (2) brought before the annual meeting by or under the direction of the board of directors (or the chairman of the board, the chief executive officer or the president), or (3) properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. The Bylaws provide that nominations of persons for election to the board of directors of the Company may be made at the annual meeting, by or under the direction of the board of directors, or by any nominating committee or person appointed by the board of directors, or by any stockholder of the Company entitled to vote for the election of directors at the annual meeting who complies with the notice procedures set forth below. Such nominations, other than those made by or under the direction of the board of directors or by any nominating committee or person appointed by the board of directors, can only be made pursuant to timely notice in writing to the Secretary of the Company.

In each case, to be timely, such stockholder’s notice must be delivered to or mailed to and received by the Secretary of the Company at the principal executive offices of the Company, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of the annual meeting. If, during the prior year the Company did not hold an annual meeting, or if the date of the annual meeting has changed more than 30 days from the first anniversary of the prior year’s annual meeting (other than as a result of adjournment), then, to be timely, such stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which public announcement (as described in the Company’s Bylaws) of the date of the annual meeting is first made.

Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of the Company stock which are beneficially owned by the person, and (4) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations under the Securities Exchange Act of 1934, as amended; (b) as to each matter the stockholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting, (2) the reasons for conducting such business at the annual meeting, and (3) any material interest of the stockholder in such business; and (c) as to the stockholder giving the notice, (1) the name and address of the stockholder and (2) the class and number of shares of the Company which are beneficially owned by the stockholder. The Company may require any proposed nominee or stockholder to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company or the eligibility of the stockholder to bring business before the annual meeting.

Pursuant to applicable rules under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in the Company’s 2006 Proxy Statement and proxy card. Any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than November 4, 2005. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of such securities rules. Any such stockholder proposal should be addressed to the Company’s Secretary, Elaine M. Parfitt, and delivered to the Company’s principal executive offices at 5000 Philadelphia Way, Lanham, Maryland 20706-4417. It is suggested that proposals be forwarded by certified mail, return receipt requested.

If a stockholder intends to present a stockholder proposal at the 2005 annual meeting in a manner other than by the inclusion of the proposal in the Company’s proxy statement and proxy relating to that meeting, unless the stockholder has timely notified the Company of such intention pursuant to the notice requirements set forth above, the proxies named by the Company may exercise their discretionary voting authority on the matter in accordance with their best judgment.

Annual Report

The Company’s Annual Report to Stockholders on Form 10-K for the fiscal year ended September 30, 2004, is included with these proxy solicitation materials. A copy of the Company’s Annual Report, including the financial statements and the financial statement schedules included therein, is also available without charge by visiting www.integ.com or upon written request to the Company at 5000 Philadelphia Way, Lanham, Maryland 20706-4417, Attn.: Elaine M. Parfitt, Corporate Secretary.

ELECTION OF DIRECTORS

(Proposal 1)

General

A Board of Directors consisting of five directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote all of the proxies received by them for the Company’s five nominees. The five directors nominated for election at the Annual Meeting are: Steven R. Chamberlain, Thomas L. Gough, Dominic A. Laiti, R. Doss McComas and Bonnie K. Wachtel (each, a “Nominee,” and collectively, the “Nominees”). In the event that any of the Nominees shall become unavailable, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any Nominee will be unavailable.

The Bylaws of the Company provide that the number of members of the Board of Directors shall consist of between three and seven directors and that the exact number may be determined, within the foregoing limits, by the Board of Directors. The Board of Directors has determined that the number of members of the Board shall be five. Each director is elected for a one-year term at each annual meeting of the stockholders. Directors serve until the next annual meeting of stockholders and until successors have been duly elected and qualified. Officers are elected by the Board of Directors. Each officer holds office until his or her successor is elected or appointed and qualified or until his or her earlier resignation or removal.

The terms of each of the elected directors will expire at the next annual meeting of stockholders or when their successors are elected and qualified.

The Board of Directors Unanimously Recommends That Stockholders Vote “For” Each of the Nominees.

Set forth below is certain information regarding the directors (including the Nominees) and executive officers of the Company.

Directors and Executive Officers:	Age	Position
Steven R. Chamberlain	49	Chairman of the Board, Chief Executive Officer, Director and Nominee
Thomas L. Gough	56	President, Chief Operating Officer, Director and Nominee
Elaine M. Parfitt	41	Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Patrick R. Woods	49	Executive Vice President, Government Programs
Peter J. Gaffney	45	Executive Vice President, Commercial Products
Stuart C. Daughtridge	41	Executive Vice President, Commercial Division
Bonnie K. Wachtel	49	Outside Director and Nominee
Dominic A. Laiti	73	Outside Director and Nominee
R. Doss McComas	50	Outside Director and Nominee

Steven R. Chamberlain, 49, a Company founder, has been Chief Executive Officer and Chairman of the Board since June 1992 and a Director since 1982. He served as President from May 1988 until June 1992 and as Vice President from 1982 until he became President. From 1978 to 1982, Mr. Chamberlain was employed by OAO Corporation where he progressed from Systems Analyst to Manager of the Offutt Air Force Base field support office. Mr. Chamberlain holds a B.S. degree in Physics from Memphis State University and has done graduate work in Physics and Mathematics at Memphis State and the University of Maryland.

Thomas L. Gough, 56, became a member of the Company’s staff in January 1984. In March 1996, he was elected to the Board of Directors of the Company. He has served as President and Chief Operating Officer of the Company since June 1992. For three years before being named President, he served as Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Gough was employed by Business and Technological Systems, Inc., where he managed the Software Systems Division. From 1972 to 1977, he was employed by Computer Sciences Corporation, where he progressed from Programmer Analyst to Section Manager. Mr. Gough earned a B.S. degree from the University of Maryland with a major in Information Systems Management in the School of Business and Public Administration.

Elaine M. Parfitt, 41, joined the Company in 1983. She served as Staff Accountant/Personnel Administrator until January 1995, when she was promoted to Controller/Director of Accounting. In March 1997, Ms. Parfitt was appointed Vice President and Chief Financial Officer. In February 2000, she was appointed Secretary and Treasurer followed by her promotion to Executive Vice President in April 2002. She holds a B.S. degree in Accounting from the University of Maryland and is a Certified Public Accountant.

Patrick R. Woods, 49, joined the Company in 1995 as Director of Program Development, and has been Executive Vice President, Government Programs since April 2002. Prior to becoming Executive Vice President, Mr. Woods served as Vice President of Government Programs from April 1998 until April 2002. From 1996 to April 1998, Mr. Woods served as Vice President, NOAA Programs. From 1994 to 1995, he worked for Space Systems/Loral (SS/L), and from 1985 to 1994, he worked for the Lockheed Martin Corporation (formerly Loral Aerospace). Mr. Woods served as the Director of Mission Operations for both SS/L and the AeroSys Division of Loral Aerospace. Mr. Woods holds a B.S. degree in Public Administration and a M.P.A. in Public Management from Indiana University.

Peter J. Gaffney, 45, joined the Company in 1986. In April 2002, Mr. Gaffney was promoted to Executive Vice President, Commercial Products. In February 2000, Mr. Gaffney was appointed Vice President, Commercial Products. From May 1999 until February 2000, Mr. Gaffney served as Vice President, Commercial Division. From 1986 to 1992, he worked on simulators for the Company’s DMSP and Tiros programs. In 1992, he became a project manager for EPOCH 2000 ground systems programs, which included the Command and Range Generator project for GE Americom, the Loral Skynet Telstar 3, 4, and 5 ground systems, and the Echostar 1, 2, 3, and 4 ground systems. Prior to joining Integral Systems, Mr. Gaffney was a design engineer for the General Electric Co., where he worked on the DSCS, Milstar, Landsat, and Spot satellite programs. Mr. Gaffney graduated from the University of Maryland in 1981 with a B.S. degree in Electrical Engineering.

Stuart C. Daughtridge, 41, joined Integral Systems in January 1999. In September 2004, he was appointed Executive Vice President of the Commercial Division. From February 2000 until September 2004, he was Vice President of the Commercial Division. From January 1999 to February 2000, he was a senior program manager for the Orion 1 and New Skies Satellite programs. From 1990 and prior to joining Integral Systems, Mr. Daughtridge worked in several management positions in the spacecraft engineering and satellite operations division of Orion Satellite Corporation (subsequently acquired by Loral). From 1986 to 1990, he worked for Contel (subsequently acquired by GTE) as a spacecraft engineer for NASA’s Tracking and Data Relay Satellite System. Mr. Daughtridge graduated from Lafayette College in 1986 with a B.S. degree in Electrical Engineering.

Bonnie K. Wachtel, 49, has served as an outside director since May 1988. Since 1984, she has been Vice President, General Counsel, and a Director of Wachtel & Co., Inc., an investment-banking firm in Washington, DC. Ms. Wachtel serves as a Director of several corporations, including VSE Corporation and Information Analysis, Inc. She holds a B.A. and M.B.A. from the University of Chicago and a J.D. from the University of Virginia, and is a Certified Financial Analyst.

Dominic A. Laiti, 73, has served as an outside director of the Company since July 1995. Mr. Laiti presently provides independent consulting services to several companies. He was founder, President and Director of Globalink, Inc. (an AMX company) from January 1990 to December 1994. He has over 30 years of experience in starting, building, and managing high-technology private and public companies with annual revenues from $2 million to over $120 million. Mr. Laiti was President of Hadron, Inc. from 1979 to 1989; Vice President of Xonics, Inc. from 1972 to 1979; and Vice President of KMS Industries from 1968 to 1972. He is a Director of Pantheon Software Inc.

R. Doss McComas, 50, has served as an outside director of the Company since July 1995. He is President of McComas Internet Inc., a supplier of sponsor/advertising supported community, educational, and alumni websites. Previously, he was Chairman of Plexsys International, President of Fortel Technologies, Inc., and held positions with COMSAT RSI and Radation Systems, Inc., including Group Vice President, Vice President of Acquisitions, Strategic Planning and International Marketing, and General Counsel. He holds a B.A. degree from Virginia Polytechnic Institute; an M.B.A. from Mt. Saint Mary’s; and a J.D. from Gonzaga University.

APPROVAL OF THE AMENDED AND RESTATED INTEGRAL SYSTEMS, INC.

2002 STOCK OPTION PLAN

(Proposal No. 2)

The Board of Directors proposes that you approve the Amended and Restated Integral Systems, Inc. 2002 Stock Option Plan. The Company believes that its continued ability to award incentive compensation based on the equity in the Company is critical to its continued success in attracting, motivating and retaining key personnel and remaining competitive. Approval of this proposal will make available an additional 400,000 shares of our Common Stock for issuance pursuant to awards granted under the plan. Based on the Company’s current rate of granting options as incentive awards and its projections for growth in its employee population, the Company anticipates that, with the additional 400,000 shares, the plan will have a sufficient share reserve to implement hiring and retention goals for the next four years. If the proposal is not approved, the plan will remain intact with the initial share reserve which we project will be exhausted by June 2005 and may curtail the Company’s growth potential.

In addition to increasing the share reserve for awards, the amended and restated plan includes the following amendments:

•	Clarifying the eligibility provisions to include employees of subsidiary entities that might be organized in other than corporate form, such as a limited liability company or joint venture. The Company believes this clarification is important as it begin to expand globally.

•	Eliminating the provision that allows the Company to grant stock options having an exercise price below the trading price of the Common Stock on the date the option is granted. The Company believes that it can best align the interests of employees and directors with the interests of the stockholders, by granting stock options with exercise prices equal to or above the trading price of the Common Stock.

•	Adding a provision that terminates all outstanding stock options in the event that the Company enters into a merger, sale or other corporate reorganization in which it is not the surviving entity and the options are not otherwise assumed or continued by the surviving or successor entity. This provision ensures that the outstanding options will not become a roadblock to an otherwise favorable transaction. If this provision is implemented, all outstanding stock options will become fully exercisable immediately before the corporate transaction or the options will be liquidated.

The following is a summary of the plan as proposed to be amended and restated. This summary is qualified in its entirety by reference to the full text of the plan, which is annexed to this Proxy Statement as Annex A.

General

Shares Available under the 2002 Plan. Initially, 750,000 shares of our Common Stock were reserved for issuance under the 2002 Stock Option Plan. The Company now proposes to add 400,000 shares to the number of shares reserved for issuance under the plan. If any award, or portion of an award, under the plan lapses or the rights of the Participant to whom it was granted terminate, or to the extent the award is canceled by mutual agreement of the Committee and Participant (which cancellation opportunities may be offered by the Stock Option Committee to Participants from time to time), any shares of Common Stock subject to such award shall again be available for further award under the plan. As of February 10, 2005, the fair market value of a share of Common Stock, determined by the last reported sale price per share of Common Stock on such date as quoted on The Nasdaq National Market, was $18.38

Administration. The plan is administered by the Stock Option Committee consisting soley of two or more members of the Board of Directors of the Company who are non-employee, outside directors. The members of the Stock Option Committee are appointed by the Company’s Board of Directors. The Stock Option Committee has complete authority to determine which employees, directors, and consultants will be granted awards under the plan and any other questions or matters arising with respect to the plan.

In the event of reorganization, recapitalization, stock split-up, reverse spilt, combination of shares, consolidation or issuance of a stock dividend with respect to the Company, there will be an appropriate adjustment to the exercise price under and number of shares subject to outstanding awards. In addition, appropriate adjustments will be made to the number of shares available under the plan and to the maximum number of awards that may be granted to any one individual during a calendar year. Also in the event of an exchange of other securities for the shares due to a merger, sale of assets or stock, consolidation or corporate reorganization, appropriate adjustments will be made to the Common Stock subject to the award. If the Company is not the surviving entity in any such transaction and the outstanding awards are not otherwise assumed or continued by the surviving or successor entity, the outstanding awards will be terminated. If this termination provision is implemented, all outstanding awards will become fully exercisable immediately before the corporate transaction or they will be liquidated.

Participants. Participation in the plan is open to any person employed by the Company, and any person performing bona fide services for the Company in a capacity other than as an employee, such as a non-employee director or consultant. As of February 10, 2005, all three current non-employee directors and approximately 380 employees and consultants are eligible to participate in the plan.

Type of Awards

The Stock Option Committee may grant either incentive stock options or non-qualified stock options under the plan. However, a participant must be an employee of the Company to be eligible to receive incentive stock options. The exercise price of each option is set at or above the stock’s closing price on the date the option is granted. Options expire no later than ten years from the date of grant (five years for incentive stock options granted to greater-than-10% owners) or three months after employment ceases (twelve months in the event of death or disability), whichever occurs first. Options are not exercisable until they vest, and generally become vested over a one to five year period.

Awards Under the Plan

Because participation and the types of awards available for grant under the plan as proposed to be amended are subject to the discretion of the Stock Option Committee, the benefits or amounts that any participant or groups of participants may receive if the amended and restated plan is approved are currently not determinable. The plan limits to 50,000 the maximum number of awards that may be granted to any one individual during a calendar year. As a group, non-employee directors will receive, in the current fiscal year, 15,000 options to purchase shares of Common Stock, assuming the Company will have three non-employee directors on its Board of Directors from the Annual Meeting through the end of the current fiscal year.

The following table contains the number of awards made under the plan to the individuals and groups listed below during our last fiscal year and since the inception of the plan.

NEW PLAN BENEFITS TABLE

Name and Position	Number of Shares Underlying Option Grant Fiscal Year 2004	Number of Shares Underlying Option Grant Since Plan Inception
Steven R. Chamberlain Chairman of the Board, Chief Executive Officer and Director	10,000	37,000
Thomas L. Gough President, Chief Operating Officer and Director	6,000	24,000
Elaine M. Parfitt Executive Vice President, Chief Financial Officer, Secretary and Treasurer	6,000	24,000
Patrick R. Woods Executive Vice President, Government Programs	6,000	21,000
Peter J. Gaffney Executive Vice President, Commercial Products	18,000	36,000
Executive Group	52,000	156,000
Non-Executive Director Group	15,000	30,000
Non-Executive Officer Employee Group	198,850	557,400

Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of incentive stock options and non-qualified stock options, which are authorized for grant under the plan. It does not attempt to describe all possible federal or other tax consequences of participation in the plan or tax consequences based on particular circumstances. The tax consequences may vary if options are granted outside the United States.

Incentive Stock Options. An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Internal Revenue Code Section 422. Option holders who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an option holder disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the option holder upon the disqualifying disposition of the shares generally will result in a deduction by the Company for federal income tax purposes.

Non-Qualified Stock Options. Options not designated or qualifying as incentive stock options will be non-qualified stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a non-qualified stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to the Company with respect to the grant of a non-qualified stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a non-qualified stock option.

Other Considerations. The Internal Revenue Code allows publicly-held corporations to deduct compensation in excess of $1 million paid to the corporation’s chief executive officer and its four other most highly compensated executive officers if the compensation payable is payable solely based on the attainment of one or more performance goals and certain statutory requirements are satisfied. The Company intends for compensation arising from grants of awards under the plan to be deductible by it as performance-based compensation not subject to the $1 million limitation on deductibility.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than 10% of the Company’s Common Stock, to file reports of ownership and changes in ownership of the Company’s Common Stock with the Securities and Exchange Commission and Nasdaq. Based on a review of the copies of such reports, the Company believes that during the fiscal year ending September 30, 2004, its executive officers, directors and greater than ten percent stockholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act, except that each of the following persons inadvertently filed late a Form 4 reporting one transaction in May 2004: Steven R. Chamberlain, Chief Executive Officer and Director of the Company; Thomas L. Gough, President, Chief Operating Officer and Director of the Company; Patrick R. Woods, an executive officer of the Company; Peter J. Gaffney, an executive officer of the Company; Elaine M. Parfitt an executive officer of the Company; Dominic A. Laiti, an outside Director of the Company; R. Doss McComas, an outside Director of the Company; and Bonnie K. Wachtel an outside Director of the Company.

Board of Directors and Committees

The Board of Directors met four times in the fiscal year ended September 30, 2004. Each of the Company’s incumbent directors attended at least 75% of all meetings of the Board of Directors, each of the Board members attended the 2004 annual meeting of stockholders, and each of the Company’s incumbent directors who was a member of a committee attended at least 75% of all meetings of the committee. The Company has an Audit Committee, a Stock Option Committee and a Compensation Committee. The Audit Committee met five times in the fiscal year ended September 30, 2004. The Stock Option Committee met one time and the Compensation Committee met two times in the fiscal year ended September 30, 2004. The Audit Committee and Stock Option Committee meetings were held concurrently with the meetings of the Board of Directors while the Compensation Committee meetings were held telephonically. The Board of Directors has adopted a charter for the Audit Committee, a copy of which is available on the Company’s website at www.integ.com.

Dominic A. Laiti, R. Doss McComas and Bonnie K. Wachtel have been determined by the Board of Directors to be independent in accordance with the applicable rules of the Nasdaq National Market. The Board of Directors has determined that Bonnie Wachtel is the “audit committee financial expert” as defined in Item 401 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Audit Committee, Compensation Committee and Stock Option Committee are comprised of Dominic A. Laiti, R. Doss McComas and Bonnie Wachtel, each a non-employee outside director.

The Stock Option Committee administers the Company’s 2002 Stock Option Plan. The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, engages independent public accountants, reviews with the independent public accountants the plan and results of the audit engagement, reviews the independence of the Company’s public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company’s internal accounting controls. For more information regarding the Audit Committee, see “Audit Committee Report.” Effective as of February 2005, the Compensation Committee will determine the salary and bonus for the Chief Executive Officer and the other officers of the Company. See “Compensation Committee Report.”

The Company does not currently have a Nominating Committee, nor does it have a charter for a Nominating Committee. The Board of Directors, including a majority of the directors who are “independent” as defined in the Nasdaq listing standards, believes that a formal Nominating Committee is not necessary since it can adequately perform the functions of the Nominating Committee. The Board of Directors, including the independent directors, select the nominees for election to the Board and may consider any and all factors that it deems to be relevant in connection with such selection of nominees. Such factors may or may not include, among others, the following: relevant business and industry experience; level of education; business acumen; understanding of the Company’s business and industry; strategic thinking and willingness to share ideas; network of contacts; and diversity of experiences, expertise and backgrounds among Board members. The Company does not have a formal policy for consideration of director candidates recommended for selection as a nominee for election to the Board by the Company’s stockholders. The Board will evaluate stockholder-recommended candidates under the same criteria as internally generated candidates.

Stockholder Communications with the Board of Directors

Any stockholder who wishes to communicate directly with the Board of Directors should do so in writing, addressed to R.Doss MoComas at Cybercommunitys Inc., P.O. Box 1136, Front Royal, VA 22630. These communications will not be screened by management prior to receipt by the Board of Directors.

Code of Ethical Conduct

The Board of Directors has adopted a written code of ethical conduct, a copy of which is available on the Company’s website at www.integ.com. The Company requires all directors, officers and employees to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. The code requires avoidance of conflicts of interest, compliance with all laws and other legal requirements, conduct of business in an honest and ethical manner, integrity and actions in the Company’s best interest. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place.

Director Compensation

Directors who are employees of the Company do not receive any compensation for their service as directors. During the past year, the Company paid each director who is not an employee of the Company an aggregate of $18,500 per year for their services, which amount was paid in equal quarterly installments. Outside directors are also annually granted options to purchase 5,000 shares of the Company’s Common Stock pursuant to the then current stock option plan.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of December 31, 2004, by (i) each person known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each Nominee and current director and executive officer of the Company and (iii) all current executive officers and directors as a group. Except as indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned. Except as indicated, the address of each of the persons named in the table is that of the Company’s principal executive offices.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class
Five Percent Stockholders:
Royce & Associates L.L.C. 1414 Avenue of America New York, N.Y. 10019	1,087,900	(1)	10.8%

Ashford Capital Management, Inc. 205 Market Street Philadelphia, PA 19103	899,029	(2)	8.9%

Executive Officers, Directors and Nominees:
Steven R. Chamberlain	413,005	(3)	4.1%
Thomas L. Gough	197,200	(4)	2.0%
Elaine M. Parfitt	22,600	(5)	*
Patrick Woods	19,616	(6)	*
Peter J. Gaffney	19,000	(7)	*
Stuart C. Daughtridge	12,300	(8)	*
Bonnie K. Wachtel 1101 Fourteenth Street, N.W. Suite 800 Washington, D.C. 20036	66,500	(9)	*
R. Doss McComas 409 Biggs Drive Front Royal, VA 22630	20,000	(10)	*
Dominic A. Laiti 12525 Knoll Brook Drive Clifton, VA 22024	20,000	(11)	*
All Directors and Executive Officers as a group (8 persons).	790,221		7.8%

*	Less than one percent of the Common Stock outstanding.
(1)	As reported on an Amended Schedule 13G filed by Royce & Associates L.L.C. on January 28, 2005.
(2)	As reported on a Schedule 13F filed by Ashford Capital Management, Inc. for period ending December 31, 2004.
(3)	Includes outstanding options to purchase 24,600 shares of Common Stock which are exercisable within 60 days.
(4)	Includes outstanding options to purchase 20,600 shares of Common Stock which are exercisable within 60 days.
(5)	Includes outstanding options to purchase 14,200 shares of Common Stock which are exercisable within 60 days.
(6)	Includes outstanding options to purchase 15,800 shares of Common Stock which are exercisable within 60 days.
(7)	Includes outstanding options to purchase 15,000 shares of Common Stock which are exercisable within 60 days.
(8)	Includes outstanding options to purchase 9,200 shares of Common Stock which are exercisable within 60 days.
(9)	Includes outstanding options to purchase 20,000 shares of Common Stock which are exercisable within 60 days.
(10)	Includes outstanding options to purchase 20,000 shares of Common Stock which are exercisable within 60 days.
(11)	Includes outstanding options to purchase 20,000 shares of Common Stock which are exercisable within 60 days.

Executive Compensation

The following table sets forth compensation received by the Company’s CEO and four highest paid executive officers who were serving as executive officers of the Company at the end of fiscal year 2004 and who earned over $100,000 during the fiscal year ended September 30, 2004.

Summary Compensation Table

Long-Term Compensation Awards
		Annual Compensation				Number of Shares Underlying Options	All Other Compensation (1)
Name and Principal Position	Year	Salary		Bonus
Chief Executive Officer
Steven R. Chamberlain	2004 2003 2002	$ $ $	288,532 272,263 255,544	$ $ $	60,000 50,000 40,000	10,000 15,000 12,000	$ $ $	23,332 23,223 26,495
Chief Operating Officer, President
Thomas L. Gough	2004 2003 2002	$ $ $	223,682 216,047 207,939	$ $ $	35,000 35,000 25,000	6,000 10,000 8,000	$ $ $	24,264 22,012 21,261
Exec. Vice Pres., Government Programs
Patrick R. Woods	2004 2003 2002	$ $ $	200,581 184,439 178,957	$ $ $	45,000 35,000 25,500	6,000 10,000 20,000	$ $ $	21,920 18,690 17,908
Exec. Vice Pres., Commercial Products
Peter J. Gaffney	2004 2003 2002	$ $ $	197,808 180,305 171,425	$ $ $	45,000 35,000 25,000	18,000 10,000 8,000	$ $ $	21,595 18,187 17,173
Exec. Vice Pres. Chief Financial Officer
Elaine.M. Parfitt	2004 2003 2002	$ $ $	197,808 180,305 171,425	$ $ $	45,000 35,000 25,000	6,000 10,000 8,000	$ $ $	21,501 18,353 17,336

(1)	All Other Compensation represents employer pension contributions. It does not include the value of insurance premiums paid by or on behalf of the Company with respect to term life insurance for the benefit of each identified individual in the amounts of $689, $747 and $744 for fiscal years 2004, 2003 and 2002, respectively.

Option/SAR Grants in Last Fiscal Year

Individual Grants

Name	Number of Securities Underlying Options/ SARs Granted	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise/Base Price($)	Expiration Date(1)	Grant Date Present Value(2)
Chief Executive Officer
Steven R. Chamberlain	10,000	3.8%	$18.05	2010	$103,400

Chief Operating Officer, President
Thomas L. Gough	6,000	2.3%	$18.05	2010	$62,040

Exec. Vice Pres., Government Programs
Patrick R. Woods	6,000	2.3%	$18.05	2010	$62,040

Exec. Vice Pres., Commercial Products
Peter J. Gaffney	18,000	6.8%	$18.05	2010	$186,120

Exec. Vice Pres., Chief Financial Officer
Elaine M. Parfitt	6,000	2.3%	$18.05	2010	$62,040

(1)	All of the options granted to individuals in the above table in the last fiscal year vest 20% per year for five years and expire 6 years from the grant date of the option.
(2)	Grant date present value is calculated on the date of the grant using the Black-Scholes options pricing model assuming the following: dividend yield of .01%, risk-free interest rate of 3.9%, expected volatility of 57.71%, and an expected term of the option of 5.92 years. This value is then multiplied by the number of options granted.

Fiscal Year 2004 Stock Option Exercises and Fiscal Year-End Option Values

None of the executives named below exercised stock options during the fiscal year ended September 30, 2004.

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options/ SARS at FY end (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/ SARS at FY end ($)[1] Exercisable/ Unexercisable
Chief Executive Officer Steven R. Chamberlain	—	—	44,600 (exercisable) 36,400 (unexercisable)	$28,966 (exercisable) $25,304 (unexercisable)
Chief Operating Officer/Pres. Thomas L. Gough	—	—	20,600 (exercisable) 24,400 (unexercisable)	$18,092 (exercisable) $17,708 (unexercisable)
Executive Vice President, Government Programs Patrick R. Woods	—	—	26,400 (exercisable) 29,200 (unexercisable)	$10,327 (exercisable) $14,084 (unexercisable)
Executive Vice President, Commercial Products Peter J. Gaffney	—	—	38,000 (exercisable) 35,000 (unexercisable)	$24,241 (exercisable) $33,114 (unexercisable)
Executive Vice President, Chief Financial Officer Elaine M. Parfitt	—	—	24,200 (exercisable) 22,800 (unexercisable)	$14,778 (exercisable) $15,292 (unexercisable)

(1)	Value for “In the Money” options represents the difference between the exercise prices of outstanding options and the fair market value of the Company’s common stock of $19.51 per share at September 30, 2004.

Performance Graph

The following graph shows a comparison of the total return to stockholders of an investment in the Company’s Common Stock, the NASDAQ Computer & Data Processing Services Stock Index and the NASDAQ Composite Stock Market Index (US). The graph assumes $100 was invested in the Company’s Common Stock, the NASDAQ Computer & Data Processing Services Stock Index and the NASDAQ Composite Stock Market (US) on September 30, 1999 through September 30, 2004.

Total stockholder return in each case is calculated assuming reinvestment of all dividends. Note that historical stock price performance of the Company is not necessarily indicative of any future stock price performance.

	Sep-99	Sep-00	Sep-01	Sep-02	Sep-03	Sep-04
Integral Systems, Inc	100.00	57.83	62.75	66.47	62.85	67.86
NASDAQ Computer &Data Processing Services Stocks	100.00	125.20	44.90	35.31	52.95	53.72
NASDAQ Market Index-US	100.00	133.05	54.36	42.83	65.24	69.31

Employment Agreements

There are no employment agreements in effect with respect to any directors or executive officers of the Company.

Compensation Pursuant to Plans

Effective October 1, 1987, the Company established a 401(k) pension and profit sharing plan and a money purchase plan under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”). Under these plans, the Company contributes annually an aggregate amount equal to 5% of an eligible employee’s salary to the plans and may make additional contributions of up to 7% of an eligible employee’s salary. The employee may contribute up to an additional 25% as salary deferral. In each of fiscal years 2004 and 2003, the Company contributed a total of 11% of eligible employees’ salaries to both plans. Effective January 1, 2005, the Company combined the two plans referenced above into one plan. The contribution levels were unchanged.

Equity Compensation Plan Information

The following table provides information with respect to the equity securities that are authorized for issuance under our equity compensation plans as of December 31, 2004:

	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column
Equity compensation plans Approved by security holders	1,188,850	$19.30	25,150
Equity compensation plans not Approved by security holders	—	—	—

Total	1,188,850		25,150

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is, and during the fiscal year ended September 30, 2004 was, comprised of Dominic A. Laiti, R. Doss McComas and Bonnie Wachtel, each a non-employee outside director. No member of the Compensation Committee was at any time during the year ended September 30, 2004 or at any time prior thereto an officer or employee of the Company or any of its subsidiaries. None of our executive officers serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or our Compensation Committee.

Compensation Committee Report

The Compensation Committee’s goals with respect to executive officers, including the chief executive officer, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential, and to establish and maintain an appropriate relationship between executive compensation and the creation of shareholder value. When determining adjustments to an individual’s compensation package, the Compensation Committee evaluates the importance to stockholders of that person’s continued service.

The executive officers’ compensation structure consists of (1) base salary, (2) cash bonus and (3) stock options.

Base Salary. Salaries for 2005 were set based on the above factors and after review of industry comparables. The Company’s philosophy is to maintain executive base salary at a competitive level sufficient to recruit individuals possessing the skills and values necessary to achieve the Company’s vision and mission over the long term. Each individual’s base salary is determined by the Compensation Committee after considering a variety of factors that make up market value and prospective value to the Company, including the knowledge, experience and accomplishments of the individual, the individual’s level of responsibility, and the typical compensation levels for individuals with similar credentials. The Compensation Committee may, considering the advice of Company management, change the salary of an individual on the basis of its judgment for any reason, including the performance of the individual or the Company, changes in responsibility and changes in the market for executives with similar credentials. Determinations of appropriate base salary levels and other compensation elements are generally made through consideration of a variety of industry surveys and studies, as well as by monitoring developments in relevant industries.

Cash Bonus. Bonuses are awarded for accomplishments during the past year. Bonuses are determined by the Compensation Committee with advice from Company management, based upon the Committee’s assessment of the individual’s contributions toward Company goals and objectives. The committee also reviewed and considered industry comparables.

Stock Options. Stock options are a fundamental element in the Company’s executive compensation program because they emphasize long-term Company performance, as measured by creation of stockholder value, and foster a commonality of interest between stockholders and employees. Options may be granted to regular full-time and part-time employees, and particularly to key employees likely to contribute significantly to the Company. In determining the size of an option grant to an executive officer, the Compensation Committee considers competitive factors, changes in responsibility and the executive officer’s achievement of individual goals. In addition, the Company has generally made a grant of stock options when an executive officer joins the Company. The Company generally awards options to officers upon the commencement of employment and at regular intervals, but other awards may be made as well. The Company’s stock option plan also provides for option grants to members of the Board. Options granted to employees generally vest over periods ranging from one to five years after grant.

Submitted by members of the Compensation Committee:

Dominic A. Laiti

R. Doss McComas

Bonnie K. Wachtel

Audit Committee Report

The Audit Committee of the Board of Directors consists of Dominic A. Laiti, R. Doss McComas and Bonnie K. Wachtel, all of whom are outside non-employee directors. Each of these members of the Audit Committee is considered independent as defined under the applicable National Association of Securities Dealers’ listing standards governing the qualification of Audit Committee members. The duties and responsibilities of the Audit Committee are laid out in a written charter, which was adopted by the Board of Directors on June 14, 2000, as amended and restated on February 4, 2004, and which is incorporated in the 2004 Proxy Statement.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended September 30, 2004 with management and with Grant Thornton LLP, the Company’s independent auditors for fiscal 2004. The Audit Committee has discussed with Grant Thornton the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380) relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from Grant Thornton required by Independence Standards Board No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee) and has discussed with Grant Thornton their independence. Based on the review of the audited financial statements and the discussions and review with management and Grant Thornton mentioned above, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year ended September 30, 2004 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004, for filing with the Securities and Exchange Commission.

Submitted by the members of the Audit Committee:

Dominic A. Laiti

R. Doss McComas

Bonnie K. Wachtel

Termination of Employment and Change of Control Termination

The Company has no compensatory plan or arrangement with respect to any individual named in the Summary Compensation Table which results or will result from the resignation, retirement or any other termination of that individual’s employment with the Company or its subsidiaries or from a change in control of the Company or a change in the individual’s responsibilities following a change in control.

Certain Relationships and Related Transactions

On October 1, 2002, the Company acquired all of the issued and outstanding stock of Real Time Logic, Inc. (“RT Logic”) pursuant to and agreement and plan of reorganization (the “Reorganization Agreement”) for an initial purchase price payable to the shareholders of RT Logic of $13.25 million in cash and 683,870 shares of the Company’s Common Stock. Pursuant to the terms of the Reorganization Agreement, in November 2002, the former shareholders of RT Logic subsequently received additional aggregate consideration equal to $500,000 in cash and 25,806 shares of Common Stock.

The Reorganization Agreement further provides that the former RT Logic shareholders will be entitled to receive contingent purchase price, which will be payable in accordance with the Reorganization Agreement in the event that RT Logic’s business meets certain earnings performance targets during a period of up to four (4) years following the acquisition. Fifty percent (50%) of any contingent purchase price will be payable in cash and fifty percent (50%) thereof will be payable in shares of Common Stock. Any Common Stock issued in connection with the contingent purchase price will be valued based on a 30-trading-day average leading up to the end of each applicable earn out period. The contingent purchase price is subject to claims by the Company under the indemnification provisions of the Reorganization Agreement. Pursuant to the Reorganization Agreement, in January 2004, the former shareholders of RT Logic received contingent purchase price with respect to the year ended September 30, 2003 equal to $3.8 million in cash and 209,926 shares of the Company’s Common Stock. Pursuant to the Reorganization Agreement, in January and February 2005, the former shareholders of RT Logic received contingent purchase price with respect to the year ended September 30, 2004 equal to $4.2 million in cash and 230,349 shares of the Company’s Common Stock, respectively

Patrick R. Woods, Executive Vice President, Government Programs, of the Company, served as an independent director of RT Logic from June 26, 2000 until the consummation of the acquisition of RT Logic by the Company and held approximately 0.3% of the outstanding shares of RT Logic common stock at the effective time of such acquisition.

The Company has entered into separate indemnity agreements with certain officers and employees and all directors of the Company which provide, among other things, that the Company will indemnify each such officer and director and advance expenses thereto, under the circumstances and to the extent provided for therein, to the fullest extent permitted by Maryland law against judgments, penalties, fines, settlements and reasonable expenses actually incurred by such officer or director in the event he or she has been made, or is threatened to be made, a party to an action, suit or other proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of his or her present or prior service as a director, officer or employee of the Company, as the case may be, or present or prior service at the request of the Company as a director, officer or employee or as a fiduciary of an employee benefit plan, or as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise

Principal Auditor Fees and Services

The following is a summary of the fees billed to the Company for audit, audit related and non-audit services provided by Grant Thornton LLP and Ernst and Young LLP to the Company for the fiscal years ended September 30, 2004 and September 30, 2003, respectively:

Fee Category	Fiscal 2004	Fiscal 2003
Audit Fees	$122,000	$188,900
Audit-Related Fees	44,000	39,800
Tax Fees	31,000	17,500
All Other Fees	9,000	0

Total Fees	$206,000	$246,200

Audit Fees: Consists of the aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings and engagements.

Audit-Related Fees: Consists of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees”. These services included the review of Form S-3, employee benefit plan audits, and consultations concerning financial accounting and reporting standards and transactions.

Tax Fees: Consists of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees: Consists of the aggregate fees billed for products and services other than the services reported above.

The audit committee approved all of the audit, audit-related, and tax fees billed to the Company by Grant Thornton for the fiscal year ended September 30, 2004.

The Audit Committee has considered whether provision of the services described above under the caption “All Other Fees” was compatible with maintaining the independent auditors’ independence and has determined that such services did not adversely affect Grant Thornton’s independence.

Grant Thornton has advised the Company that neither Grant Thornton nor any of its members has any financial interest in the Company or any relation to the Company other than their duties as auditors and accountants.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

In accordance with the Company’s Audit Committee Charter, the Audit Committee approves in advance any and all audit services, including audit engagement fees and terms, and non-audit services provided to the Company by the independent auditors (subject to the de minimus exception for non-audit services contained in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended), all as required by applicable law or listing standards. The independent auditors and the Company’s management are required to periodically report to the Audit Committee the extent of services provided by the independent auditors and the fees associated with these services.

Change in Independent Auditors

As reported in the Company’s Form 8-K filed on January 6, 2004 with the Securities and Exchange Commission (the “Company’s 2004 8-K”), on December 30, 2003, the Company dismissed Ernst & Young LLP as its independent auditors and notified Ernst & Young LLP (“Ernst & Young”) of their dismissal. On December 30, 2003, the Company engaged Grant Thornton LLP (“Grant Thornton”) as the Company’s independent auditors to audit the Company’s financial statements for the fiscal year 2004. Each of the dismissal of Ernst & Young and the engagement of Grant Thornton was recommended and approved by the Audit Committee of the Board of Directors of the Company on December 30, 2003.

As reported in the Company’s 2004 8-K, Ernst & Young’s audit reports on the Company’s consolidated financial statements for the fiscal years ended September 30, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

As reported in the Company’s 2004 8-K, during the Company’s fiscal years ended September 30, 2003 and 2002 and the subsequent interim period preceding the date of Ernst & Young’s dismissal, there were no “disagreements”, as that term is defined in Item 304(a) of Regulation S-K and the related instructions, with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in their report. During the Company’s fiscal years ended September 30, 2003 and 2002 and the subsequent interim period preceding the date of Ernst & Young’s dismissal, there were no “reportable events”, as that term is defined in Item 304(a) of Regulation S-K.

As reported in the Company’s Form 8-K filed on January 6, 2004 with the Securities and Exchange Commission, on December 30, 2003, the Company engaged Grant Thornton as the Company’s independent auditors to audit the Company’s financial statements for fiscal year 2004. During the Company’s fiscal years ended September 30, 2003 and 2002 and the subsequent interim period preceding the engagement of Grant Thornton, the Company did not (nor did someone on the Company’s behalf) consult Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements; or (ii) any matter that was either the subject of a “disagreement,” as that term is defined in Item 304(a) of Regulation S-K and the related instructions, or a “reportable event,” as that term is defined in Item 304(a) of Regulation S-K and the related instructions.

The Company authorized Ernst & Young to respond fully to any inquiries of Grant Thornton.

A representative of Grant Thornton is expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders. A representative of Ernst & Young is not expected to be present at the Annual Meeting.

OTHER MATTERS

There is no reason to believe that any other business will be presented at the Annual Meeting or any adjournment or postponement therefore; however, if any other business should properly and lawfully come before the Annual Meeting, the proxies will vote in accordance with their best judgment in such matters pursuant to discretionary authority granted in the proxy.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Thomas L. Gough
March 8, 2005	Thomas L. Gough
Lanham, Maryland	President and Chief Operating Officer

ANNEX A

Amended and Restated

INTEGRAL SYSTEMS, INC.

2002 STOCK OPTION PLAN

Effective as of May 1, 2005

ARTICLE I

PURPOSE OF PLAN

1.1 PURPOSE OF PLAN. The purpose of the Stock Option Plan is to serve as a performance incentive and to encourage the ownership of Common Stock by officers, directors, other employees and non-employee consultants of the Company so that the person to whom the option is granted may acquire a proprietary interest in the success of the Company, and to encourage such person to remain in the employ of the Company. This Plan shall consist of grants of incentive stock options, which are intended to qualify under section 422 of the Internal Revenue Code of 1986, as amended, and of options which are intended not to so qualify.

ARTICLE II

DEFINITIONS

2.1 AWARD means Options granted hereunder.

2.2 BOARD means the Board of Directors of Integral Systems, Inc.

2.3 CODE means the Internal Revenue Code of 1986, as amended. Reference in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

2.4 COMMITTEE means, as designated by the Board, either the full Board of Directors or a committee of the Board which shall consist solely of two or more members of the Board who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and “Outside Directors” within the meaning of Code Section 162(m).

2.5 COMPANY means Integral Systems, Inc. or any successors as described in Article XI and any subsidiary entity of the Company of which the Company owns, directly or indirectly, greater than fifty percent (50%) of its voting capital stock or voting interests.

2.6 DATE OF DISABILITY means the date on which a Participant is classified Disabled.

2.7 DISABILITY or DISABLED means the classification of a Participant as “Disabled” pursuant to a long-term disability plan of the Company, if any, or successor to such plan (or, if there is no such plan, as determined by the Committee), provided that Participant meets the requirements of section 22(e)(3) of the Code.

2.8 EFFECTIVE DATE means May 1, 2005.

2.9 ELIGIBLE EMPLOYEE means any person employed by the Company who satisfies all of the requirements of Article VI.

2.10 ELIGIBLE NON-EMPLOYEE means any person performing bona fide services for the Company in a capacity other than as an employee, such as a non-employee director or consultant.

2.11 FAIR MARKET VALUE means, with respect to the fair market value of the Stock on any date, the last sale price reported for the Stock on a national securities exchange or on the NASDAQ system on such date or, if no sales of the Stock are reported on such date (even though the Stock is then traded on a national securities exchange or NASDAQ), on the next preceding date on which a sale was reported, or such other price as determined in good faith by the Committee consistent with governing rules and regulations.

2.12 INCENTIVE STOCK OPTION means an Option which is an “incentive stock option” within the meaning of section 422 of the Code and which is granted under Article VII.

2.13 INSIDER means an “officer” or “director” of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended.

2.14 NON-QUALIFIED STOCK OPTION means an Option which is not an Incentive Stock Option and which is granted under Article VII.

2.15 OPTION means either a Non-Qualified Stock Option or an Incentive Stock Option granted under Article VII.

2.16 PARTICIPANT means an Eligible Employee or Eligible Non-Employee who has been granted an Award under this Plan.

2.17 PLAN means the Integral Systems, Inc. 2002 Stock Option Plan, as amended and restated as set forth herein.

2.18 RETIREMENT means the normal retirement by an employee from the Company under a pension or retirement plan maintained by the Company.

2.19 RETIREMENT DATE is the employee’s date of Retirement from the Company.

2.20 STOCK means Common Stock of Integral Systems, Inc., par value $.01 per share.

2.21 STOCK OPTION AGREEMENT means an agreement with respect to Options, as described in Article VIII.

2.22 TERMINATION means resignation or discharge from employment with the Company, except in the event of death, Disability or Retirement.

2.23 VESTED OPTION means, at any date, an Option which a Participant is then entitled to exercise pursuant to the terms of the Plan and an applicable Stock Option Agreement.

ARTICLE III

EFFECTIVE DATE AND DURATION

3.1 EFFECTIVE DATE. Subject to the approval by a majority of the holders of Stock voted, in person or by proxy, at the 2005 Annual Meeting of Stockholders of the Company, this Plan shall be effective as of the Effective Date.

3.2 PERIOD FOR GRANTS OF AWARDS. Awards may be made as provided herein for a period of ten (10) years after the Effective Date but not after the Plan’s termination date.

3.3 TERMINATION. This Plan may be terminated as provided in Article XII, but shall continue in effect until all matters relating to the payment of the Awards and the administration of the Plan have been settled.

ARTICLE IV

ADMINISTRATION

4.1 ADMINISTRATION. Except where this Plan expressly reserves administrative or other powers to the Company or the Board, this Plan shall be administered by the Committee. All questions of interpretation and application of this Plan, or of the terms and conditions pursuant to which Awards are granted, exercised or forfeited under the provisions hereof, shall be subject to the determination of the Committee. Such determination shall be final and binding upon all parties affected thereby.

It is contemplated that Awards granted hereunder will be recommended by the management of the Company or the Board to the Committee, and that the Committee will determine whether to accept such recommendations.

ARTICLE V

GRANT OF AWARDS AND LIMITATION OF

NUMBER OF SHARES OF STOCK AWARDED

5.1 GRANTS OF AWARDS; NUMBER OF SHARES. The Committee may, from time to time, grant Awards of Options to one or more Eligible Employees or Eligible Non-Employees in its discretion; provided, however, that:

(i) subject to any adjustment pursuant to Article X or Article XI, the aggregate number of shares of Stock issuable pursuant to Awards under this Plan may not exceed One Million One Hundred Fifty Thousand (1,150,000) shares of Stock;

(ii) to the extent that an Award lapses or the rights of the Participant to whom it was granted terminate, or to the extent that the Award is canceled by mutual agreement of the Committee and the Participant (which cancellation opportunities may be offered by the Committee to Participants from time to time), any shares of Stock subject to such Award shall again be available for the grant of an Award hereunder;

(iii) shares of Stock ceasing to be subject to an Award because of the exercise of an Option shall no longer be available for the grant of an Award hereunder; and

(iv) Eligible Non-Employees shall not be entitled to receive Awards of Incentive Stock Options.

In determining the size of Awards, the Committee may take into account recommendations by the Board or the Company’s management, a Participant’s responsibility level, performance, potential, and cash compensation level, the Fair Market Value of the Stock at the time of granting Awards and such other considerations as it deems appropriate.

The maximum number of shares of Stock subject to Options that may be granted during any one calendar year under this Plan to any one individual shall be limited to 50,000. To the extent required by Code Section 162(m), and so long as Section 162(m) of the Code is applicable to persons eligible to participate in the Plan, shares of Stock subject to the foregoing limit with respect to which the related Option is terminated, surrendered or canceled shall not again be available for grant to the respective grantee under this limit.

ARTICLE VI

ELIGIBILITY

6.1 ELIGIBLE INDIVIDUALS. All Eligible Employees and Eligible Non-Employees shall be eligible to receive Awards hereunder. Subject to the provisions of this Plan, the

Committee shall from time to time select from such Eligible Employees and Eligible Non-Employees those to whom Awards shall be granted and determine the size of the Awards. A Participant may hold more than one Option at any one time. No person shall have any right to be granted an Award under this Plan, as all Awards granted hereunder are granted in the sole and absolute discretion of the Committee, as provided herein.

ARTICLE VII

OPTIONS

7.1 GRANTS OF OPTIONS. Awards shall be granted to Participants in the form of Options to purchase Stock.

7.2 TYPE OF OPTIONS. The Committee may choose to grant a Participant who is an Eligible Employee either Incentive Stock Options or Non-Qualified Stock Options or both, subject to the limitations contained herein, and shall designate the Option as such in the Stock Option Agreement. The Committee shall grant to a Participant who is an Eligible Non-Employee only Non-Qualified Stock Options, subject to the limitations contained herein.

7.3 INCENTIVE STOCK OPTION DOLLAR LIMITATIONS. If the Committee grants Incentive Stock Options, the aggregate Fair Market Value (determined as of the date the Option is granted) of the shares of Stock under any such Options plus any incentive stock options granted under any other plans of the Company which shall be first exercisable by any one Participant during any one calendar year shall not exceed $100,000, or such other dollar limitation as may be provided in the Code.

ARTICLE VIII

TERMS AND CONDITIONS OF STOCK OPTION AGREEMENTS

8.1 STOCK OPTION AGREEMENTS. Awards shall be evidenced by Stock Option Agreements in such form as the Committee shall, from time to time, approve. Such Stock Option Agreements, which need not be identical, shall comply with and be subject to the following terms and conditions:

(a) Medium of Payment. Upon exercise of the Option, the Option price shall be payable either (i) in United States dollars, in cash, or by certified check, bank draft or money order payable to the order of the Company, or (ii) in the discretion of the Committee, through the delivery of shares of Stock held for at least six months with the Fair Market Value equal to the total Option price, or (iii) by a combination of the methods described in (i) and (ii).

In addition to the above, the Committee, subject to such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions to: (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and the amount necessary to satisfy the Company’s minimum statutory tax withholding that may arise in connection with the exercise, and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm.

(b) Number of Shares. The Stock Option Agreement shall state the total number of shares to which it pertains.

(c) Option Price. With respect to Non-Qualified Stock Options, the Option price shall be an amount determined by the Committee, which amount may be less than, equal to or greater than the Fair Market Value of such Shares on the date of the granting of the Option. With respect to Incentive Stock Options, the Option price shall be not less than the Fair Market Value of such shares on the date of the granting of the Option (or one hundred ten percent (110%) of such amount if the Option is granted to an individual owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Integral Systems, Inc. or any subsidiary, within the meaning of Code Section 424(f), taking into account the attribution rules of Code Section 424(d)).

(d) Term of Options. Each Non-Qualified Option and Incentive Stock Option granted under this Plan shall expire not more than ten (10) years from the date the Option is granted, except that each Incentive Stock Option granted under the Plan to an individual owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Integral Systems, Inc. or any subsidiary, within the meaning of Code Section 424(f), taking into account the attribution rules of Code Section 424(d), shall expire not more than five (5) years from the date the Option is granted.

(e) Date of Exercise. Subject to subsection (d) and (f) of this Section, an Option which becomes a Vested Option may be exercised in whole or in part at any time thereafter. Options which are awarded hereunder shall become exercisable as Vested Options, as follows:

(i) The aggregate number of shares of Stock subject to any Award shall be divided into three installments (equally or unequally at the discretion of the Committee), as specified in the Stock Option Agreement. The first installment shall become Vested Options one year from the date of such Award, the second installment shall become Vested Options two years from the date of such Award and the third installment shall become Vested Options three years from the date of such Award. Any other vesting schedule may be substituted for the above, as specified in the Stock Option Agreement, at the Committee’s discretion.

(ii) Except as otherwise provided hereunder, the Committee may in its discretion accelerate the time at which an Option granted hereunder may be exercised.

(f) Forfeiture or Exercise of Option. When a Participant ceases employment with the Company, all Options held by him or her which are not Vested Options shall terminate. If a Participant terminates his or her employment or other service relationship with the Company prior to the exercise of the Participant’s Vested Options which are Non-Qualified Stock Options, such Options shall be forfeited (or exercisable after termination only as provided in the applicable Stock Option Agreement). If a Participant terminates employment with the Company prior to exercise of the Participant’s Vested Options which are Incentive Stock Options, such Vested Options shall be forfeited, or be exercised, as follows:

(i) Termination and Retirement. In the event of a Participant’s Termination or Retirement, the Participant’s Vested Options shall be forfeited three (3) months after the Participant’s Termination or Retirement (or such shorter period as the Code or the terms of the particular Stock Option Agreement may require).

(ii) Disability. Upon the Disability of a Participant, the Participant’s Vested Options shall be exercisable within twelve (12) months (or such shorter period as the Code or the terms of the particular Stock Option Agreement may require) of the Participant’s Date of Disability.

(iii) Death. If the Participant dies while in the employment of the Company or within the period of time after Termination or Retirement during which the Participant would have been entitled to exercise his or her Vested Option rights, the Participant’s estate, personal representative or beneficiary (as applicable) shall have the right to exercise such Vested Options, within one (1) year from the date of the Participant’s death (or such shorter period as the Code or the terms of the particular Stock Option Agreement may require).

(iv) Other Restrictions/Forfeiture Events. The Committee shall have complete discretion to prescribe any other events of forfeiture and/or conditions of exercisability of Options, as specified in the applicable Stock Option Agreement.

(g) Agreement as to Sale of Securities. If, at the time of the exercise of any Option, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Participant exercising the Option shall agree to purchase the shares that are subject to the Option for investment only and not with any present intention to resell the same and that the Participant will dispose of such shares only in compliance with such laws and regulations, the Participant will, upon the request of the Company, execute and deliver to the Company an agreement to such effect.

(h) Required Amendments. Each Award shall be subject to any provision necessary to assure compliance with federal and state securities laws.

(i) Limitation of Participant Rights. A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to an Option unless and until the Option shall have been exercised pursuant to the terms thereof, the Company shall have issued and delivered the shares to the Participant, and the Participant’s name shall have been entered as a stockholder of record on the books of Integral Systems, Inc. Thereafter, the Participant shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

ARTICLE IX

GRANTS IN SUBSTITUTION FOR OPTIONS

GRANTED BY OTHER CORPORATION

9.1 SUBSTITUTE AWARDS. Awards may be granted under this Plan from time to time in substitution for similar awards held by employees, officers, directors or consultants of entities who become or are about to become employees, officers, directors or consultants of the Company as the result of a merger or consolidation of the employing entity with the Company, or the acquisition by the Company of the assets of the employing entity, or the acquisition by the Company of fifty percent (50%) or more of the stock or interests of the employing entity causing it to become a subsidiary of the Company. Subject to the procurement of the approval of the stockholders of the Company as may be required for the Plan to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

ARTICLE X

CHANGES IN CAPITAL STRUCTURE

10.1 CAPITAL STRUCTURE CHANGES:

(a) In the event of any change in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other such increase or decrease of such shares, then appropriate adjustments shall be made by the Committee with respect to outstanding Awards and the aggregate number of shares of Stock which may be awarded pursuant to this Plan in the aggregate and with respect to the per-individual limit set forth in Article V. Additions to Awards issued as a result of any such change shall bear the same restrictions and carry the same terms as the Awards to which they relate.

(b) In the event of a change in the Stock which is limited to a change in the designation thereof to “capital stock” or other similar designation, or in par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be Stock within the meaning of this Plan.

ARTICLE XI

COMPANY SUCCESSORS

11.1 IN GENERAL

(a) If the Company shall be the surviving or resulting corporation in any merger, sale of assets or sale of stock, consolidation or corporate reorganization (including a reorganization in which the holders of Stock receive securities of another corporation), any Award granted hereunder shall pertain to and apply to the securities to which a holder of Stock would have been entitled. The Committee shall make such appropriate determinations and adjustments as it deems necessary so as to substantially preserve the rights and benefits, both as to number of shares and otherwise, of Participants under this Plan.

(b) If the Company shall not be the surviving corporation in any merger, sale of assets or sale of stock, consolidation or corporate reorganization (including a reorganization in which the holders of Stock receive securities of another corporation) involving the Company, the successor corporation shall issue substitute options so as to preserve substantially the rights and benefits of the Participants under this Plan.

ARTICLE XII

AMENDMENT OR TERMINATION OF PLAN

12.1 AMENDMENTS AND TERMINATION. The Plan shall terminate on February 6, 2012, which is the tenth (10) anniversary of its initial adoption by the Board. The Board may at any time and from time to time otherwise alter, amend, suspend or terminate this Plan in whole or in part; provided, however, that (i) no such action may be taken, without stockholder approval, which materially increases the benefits accruing to Participants hereunder, materially increases the number of securities which may be issued pursuant to this Plan (except as provided in Sections 10.1 and 11.1), materially extends the period for granting Awards hereunder, or materially modifies the requirements as to eligibility for participation hereunder; and (ii) no such action may be taken, without the consent of the Participant to whom any Award shall have been granted, which adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of this Plan is required by statute, or rules and regulations promulgated thereunder, or as otherwise permitted hereunder.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1 NON-TRANSFERABILITY. Except by the laws of descent and distribution, no benefit provided hereunder shall be subject to alienation, assignment or transfer by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process of whatever nature, and any attempted alienation, assignment, attachment or transfer shall be void and of no effect whatsoever and, upon any such attempt, the benefit shall terminate and be of no force or effect. During a Participant’s lifetime, Options granted to the Participant shall be exercisable only by the Participant. Shares of Stock shall be delivered only into the hands of the Participant entitled to receive the same or into the hands of the Participant’s authorized legal representative.

13.2 NO EMPLOYMENT RIGHT. Neither this Plan nor any action taken hereunder shall be construed as giving any right to any individual to be retained as an officer, employee, director or independent contractor of the Company.

13.3 TAX WITHHOLDING. The Participant receiving Stock pursuant to the exercise of an Option will be required to pay to the Company (in cash or cash equivalents) any amount required to be withheld for federal, state, local or employment taxes with respect to such Stock. Alternatively, at the request of a Participant, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability or other tax withholding obligations may be withheld from any cash compensation due the Participant from the Company and paid over to the governmental entity entitled to receive the same.

13.4 FRACTIONAL SHARES. Any fractional shares concerning Awards shall be eliminated at the time of payment or payout by rounding down for fractions of less than one-half (1/2) and rounding up for fractions of equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional shares eliminated by rounding.

13.5 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be deemed necessary or appropriate by the Committee. If Stock awarded hereunder may in certain circumstances be exempt from registration under the Securities Act of 1933, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status. The Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan. The Plan shall be subject to any provision necessary to assure compliance with federal and state securities laws.

13.6 INDEMNIFICATION. Each person who is or at any time serves as a member of the Board or the Committee shall be indemnified and held harmless by Integral Systems, Inc. against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under this Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to this Plan. Each person covered by this indemnification shall give Integral Systems, Inc. an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend the same on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the charter or by-laws of Integral Systems, Inc. as a matter of law, or otherwise, or any power that Integral Systems, Inc. may have to indemnify such person or hold such person harmless.

13.7 RELIANCE ON REPORTS. Each member of the Board or the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company, and upon any other information furnished in connection with this Plan. In no event shall any person who is or shall have been a member of the Board or the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information, or for any action taken, including the furnishing of information, or failure to act, if in good faith.

13.8 GOVERNING LAW. All matters relating to this Plan or to Awards granted hereunder shall be governed by the laws of the State of Maryland, without regard to the principles of conflict of laws thereof, except to the extent preempted by the laws of the United States.

13.9 RELATIONSHIP TO OTHER BENEFITS. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing or group insurance plan of the Company.

13.10 EXPENSES. The expenses of implementing and administering this Plan shall be borne by the Company.

13.11 TITLES AND HEADINGS. The titles and headings of the Articles and Sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

13.12 USE OF PROCEEDS. Proceeds from the sale of Stock pursuant to Options granted under the plan shall constitute general funds of the Company.

13.13 NON-EXCLUSIVITY OF PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

PROXY CARD

INTEGRAL SYSTEMS, INC.

5000 Philadelphia Way

Lanham, Maryland 20706-4417

The undersigned hereby appoints Elaine Parfitt and Albert Alderete, or either of them, as proxy with full powers of substitution, to vote all shares of the Common Stock of Integral Systems, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 13, 2005 (the “Annual Meeting”) and at any adjournment(s) or postponement(s) thereof, upon the items described in the Proxy Statement. The undersigned acknowledges receipt of notice of the meeting and the Proxy Statement.

1.	PROPOSAL BY THE COMPANY FOR THE ELECTION OF DIRECTORS (PROPOSAL NO. 1)

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY for all nominees listed below

Nominees: Steven R. Chamberlain, Thomas L. Gough, Dominic A. Laiti, R. Doss McComas and Bonnie K. Wachtel.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), PRINT THE NAME(S) OF SUCH NOMINEE(S):

2.	PROPOSAL BY THE COMPANY TO APPROVE THE AMENDED AND RESTATED 2002 STOCK OPTION PLAN (PROPOSAL NO. 2)

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

FOR	AGAINST	ABSTAIN
☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. UNLESS CONTRARY INSTRUCTIONS ARE PROPERLY GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO OTHER BUSINESS.

Please date and sign this proxy exactly as your name appears hereon.

Number of Shares	Print Name

Date	Signature of Owner

Additional Signature of Joint Owner (if any)
If stock is jointly held, each joint owner should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title.

B-1